Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-88680 and 333-170573) and Form S-8 (Nos. 333-115992, 333-113804, 333-40622, 333-37266, 333-11729, 333-11731, 333-99503 and 333-99513) of The Manitowoc Company, Inc. of our report dated March 1, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

March 1, 2011